UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2006

ASIAN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

000-27129
(Commission File Number)

Wyoming	91-1922225

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

69930 Highway 111, Suite 100, Rancho Mirage, CA  92270
(Address of principal executive offices, with zip code)

(760) 219-2776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2006, Asian Financial, Inc. (the “Company”) entered into a Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 (the “Purchase Agreement”) with unrelated investors pursuant to which the Company agreed to issue an aggregate of 16,447,019 shares of its restricted common stock for a per share purchase price of approximately $1.43 or an aggregate purchase price of $23,549,200.

Pursuant to the Purchase Agreement, if the dollar amount of current assets of the Company minus current liabilities as set forth in the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2006 (“June 30 Audited Working Capital Amount”) is less than $3,500,000, then the Company is required to immediately issue additional shares of common stock (“Additional Shares”) to each investor for no additional consideration. The number of such Additional Shares will be equal to the amount by which the $3,500,000 exceeds the June 30th Audited Working Capital Amount, divided by the per share purchase price at the closing of the Purchase Agreement.

In addition, if the Company’s financial performance does not reach the following benchmarks required by the investors, the Company’s controlling shareholder, Mr. Wenhua Guo will transfer to the investors for no additional consideration up to 112.5% of the number of shares of common stock issued at the closing of the Purchase Agreement (collectively, “Make Good Shares”), and such Make Good Shares will be deposited by Mr. Guo in an escrow account: (i) in the event that the after-tax net income of the Company for the fiscal year ended June 30, 2006 is less than $12 million, Mr. Guo will transfer to the investors 37.5% of the number of shares of common stock issued at the closing; (ii) in the event that either earnings per share for the fiscal year ending June 30, 2007 is less than $0.60 on a fully diluted basis or the after tax net income of the Company for the fiscal year ending June 30, 2007 is less than $16 million, Mr. Guo will transfer to the investors 37.5% of the number of shares of common stock issued at the closing; and (iii) in the event that either earnings per share for the fiscal year ending June 30, 2008 is less than $0.89 on a fully diluted basis or the after tax net income of the Company for the fiscal year ending June 30, 2008 is less than $23.9 million, Mr. Guo will transfer to the investors 37.5% of the number of shares of common stock issued at the closing.

The Company has agreed to certain material covenants under the Purchase Agreement. No later than 120 days following the closing date, the Company will hire a chief financial officer who is an expert in United States generally accepted accounting principles and auditing procedures and compliance for United States public companies, who has either previously acted as chief financial officer of a United States public company or been a partner in a United States accounting firm (including its overseas offices) and in such capacity as an audit partner for United States public companies. The investors will deposit $2 million out of the aggregate purchase price into an escrow account and, if the Company does not hire such a qualified chief executive officer prior to the two year anniversary of the closing date of the financing, such funds will be returned to the investors. The Company also agreed that no later than 180 days following the closing and 30 days following the effective date of the registration statement referred to below, the board of directors of the Company will be comprised of a majority of “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15). The investors will deposit $2 million into an escrow account and, if the board of directors of the Company has not been comprised of a majority of independent directors prior to the two year anniversary of the closing date of the financing, such funds will be returned to the investors. Additionally, the Company will use commercially reasonable efforts to retain, by the 90th day following the closing date, a nationally recognized investors relations firm (including its overseas offices or subsidiaries).

Concurrently with the execution of the Purchase Agreement, the Company and the investors entered into a Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1, pursuant to which the Company is required to file a resale registration statement on Form SB-2 or any other appropriate form within the earlier of (a) 90 days following the closing and (b) 20 days following the completion of the audit of the financial statements of Duoyuan Digital Printing Technology Industry (China), Co. Ltd., the Company’s operating subsidiary, for the fiscal year ended June 30, 2006 for purposes of registering the resale of shares of common stock issued at closing, shares of common stock issuable upon the delivery of Additional Shares, if any, and upon the exercise of the warrants. The Make Good Shares, when and if released from the escrow account to the investors, will also have registration rights. The Company agreed to make the registration statement effective no later than the 150th day following the closing date or the fifth trading day following the date on which the Company is notified by the Securities and Exchange Commission that such registration statement will not be reviewed or is no longer subject to further review and comments, whichever date is earlier. If the registration statement is not filed or declared effective pursuant to the above timeline or if the registration statement ceases to be effective for more than an aggregate of 45 trading days, the Company will be required to pay the investors a monthly liquidated damage equal to 1% of the aggregate investment amount. The total amount of the liquidated damages payable by the Company is capped at 8% of the total investment amount paid by the investors.

The financing is scheduled to close prior to November 17, 2006. The closing remains contingent upon the satisfaction of a number of conditions and, if the conditions to be satisfied are not fully met in a timely manner, the financing described in this report may not occur.

On October 24, 2006, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transactions described in this report.

The foregoing description of the transactions is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 4.1 and 10.1, each of which is incorporated herein by reference.

The financing is conducted through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The securities sold pursuant to the Purchase Agreement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, the Company has agreed to indemnify the investors, their affiliates and agents, against certain liabilities, including liabilities under the Securities Act. Other than in respect of the transactions disclosed in this report, there are no material relationships between the Company, the investors or their respective affiliates.

Item 3.02 Unregistered Sales of Equity Securities.

Information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company contemplates to effect a reverse stock split as soon as practical after the closing of the private placement and plans to file a report with the Securities and Exchange Commission on an appropriate form to disclose the details of the reverse stock split.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements about the current expectations, beliefs, intentions or strategies regarding the future of the Company.  Words such as “expects,” “intends,” “plans,” “contemplates” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These include, among others, statements relating to the Company’s future expectations, performance, plans, and prospects, as well as assumptions about future events. All forward-looking statements included in this report are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. The forward-looking statements contained herein involve risks and uncertainties discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of such factors, including those set forth in this report. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

4.1  Registration Rights Agreement dated October 24, 2006 among the Registrant and the investors.

10.1  Securities Purchase Agreement dated October 24, 2006 among the Registrant and the investors.

99.1  Press release of the Registrant on October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 24, 2006

Asian Financial, Inc.

By:	/s/ Wenhua Guo
Name:	Wenhua Guo
Title:	Chief Executive Officer